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                                                                       Exhibit 5


                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380

  FACSIMILES                                             809 SOUTH MAIN STREET
(615) 244-6804                                               P. O. BOX 1035
(615) 244-5686                                          COLUMBIA, TN 38402-1035
                                                             (615) 388-6031

                                  July 8, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:      JDN Realty Corporation
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We are acting as counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with registration under the Securities Act of 1933, as amended, of 4,223,699 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"). Such shares are issuable by the Company pursuant to options granted or restricted stock awarded under the Company's 1993 Incentive Stock Plan, options granted under the Company's 1993 Non-Employee Director Stock Option Plan, and options granted under the Company's 1995 Employee Stock Purchase Plan (collectively, the "Plans").

         As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action and, when issued and delivered upon payment therefor in the manner and on the terms described in the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm in the prospectus included in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ WALLER LANSDEN DORTCH & DAVIS,
                                    A Professional Limited Liability Company